EXHIBIT 10.8

SAFETY QUICK LIGHTING & FANS CORP.

STOCKHOLDER VOTING AGREEMENT

This Stockholder Voting Agreement, dated as of _________________, 2013 (this "Agreement"), is by and among Safety Quick Lighting & Fans Corp., a Florida corporation with offices at 3245 Peachtree Parkway, Suite D310 Suwanee, GA 30024 (the "Company"), and _______________, a shareholder of the Company, having an address at__________________________, hereinafter referred to as the “SQL Investor”). The Company and the SQL Investor are sometimes referred to hereinafter as the “Parties.”

RECITALS

WHEREAS, the SQL Investor owns of record shares of the Company’s common stock, no par value (the “SQL Shares”); and

WHEREAS, the SQL Investor desires to enter into this Agreement pursuant to which the SQL Investor agrees to vote all of his Company shares together, for the election or removal of directors (“SQL Directors), if any such event should occur, whether at a meeting of the Company’s stockholders or any adjournment thereof, or in connection with any written consent of the Company's stockholders in lieu of a meeting (“Consent”), to be effective upon the Effective Date; and

WHEREAS, Rani Kohen, James Hills, Phillip Peter, Governor Thomas Ridge Robert Nardelli, Dov Shiff and Joseph M Zappulla are directors of the Company; and

WHEREAS, the Company intends to raise capital through the sale of debentures (the “Debentures”), and in connection with the consummation thereof the SQL Investor agrees to provide for the future voting of his shares of the Company’s common stock as follows:

SECTION 1.      VOTING OF SQL SHARES.

1.1. Agreement on Voting of SQL Shares; Voting for Members and Vacancies. The SQL Investor agrees that during the term of this Agreement he shall vote in consonance, or cause to be voted in consonance, all of the SQL Shares owned by such SQL Investor, or over which such SQL Investor has voting control from time to time and at all times, to vote or consent, as the case may be, in consonance with the majority of the SQL Directors for the election of the SQL Directors during the term of this Agreement, unless any such SQL Director determines not to run for re-election, regardless if any such vote is to be given at an annual or special meeting of the Company’s stockholders (the “Meeting”) (as defined in Article 2 Sections 1 and 2 of the Company’s By-Laws) or upon Consent of the Company’s stockholders in lieu of a Meeting (as defined in Article 2 Section 7 of the Company’s By-Laws). Further, in the event that there is a vacancy in the Board of Directors (the “Board”), or the Company determines to increase the size of the Board (which increase is consented to by the SQL Investor as provided herein), then, notwithstanding anything contained in Article III Section 4 of the Company’s Bylaws or the Company’s Articles of Incorporation to the contrary, the SQL Investor shall vote in consonance with the majority of the SQL Directors for a new candidate or candidates to fill any vacancy or vacancies or to appoint a new member or members to the Board.

1.2. Number of Directors. The Company hereby agrees that during the term of this Agreement, the Board shall not consist of more than seven directors unless holders of a majority of the Shares consent to such increase. The SQL Investor shall be under no obligation hereunder to consent to such increase.

1.3. Removal of Directors. Notwithstanding anything contained in the Company’s Articles of Incorporation and Bylaws to the contrary, during the term of this Agreement, SQL Directors may be removed at any time with or without cause. Except as provided below, the SQL Investor hereby agrees to vote in consonance with the recommendation of a majority of the SQL Directors in connection with such removal. Notwithstanding anything contained herein to the contrary, the SQL Investor shall not be required to vote for the removal of Rani Kohen as a director or as Chairman of the Board.

1.4. Deadlock. In the event of a deadlock among the SQL Directors, then the SQL Investor shall not be under any restrictions with respect to the voting of the Shares.

SECTION 2.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to the SQL Investors as follows:

2.1. Due Authority. The Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered and has been duly authorized by all necessary corporate action and executed by a duly authorized executive officer of the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

2.2. No Conflict; Consents.

(a)          The execution and delivery of this Agreement by the Company does not, and the performance of each of its obligations under this Agreement and the compliance by the Company with the provisions hereof do not and will not, conflict with or violate any law, statute, rule, regulation, order, writ, judgment or decree applicable to the Company.

(b)          The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any government or regulatory authority.

SECTION 3.        REPRESENTATIONS AND WARRANTIES OF THE SQL INVESTOR.

The SQL Investor hereby represents and warrants to the Company as follows:

3.1. Due Authority. The SQL Investor has full power and authority to execute and deliver this Agreement and to perform any of its obligations hereunder. This Agreement has been duly executed and delivered by or on behalf of the SQL Investor and, constitutes a legal, valid and binding obligation of the SQL Investor, enforceable against it in accordance with its terms.

3.2. No Conflict; Consents.

(a)          The execution and delivery of this Agreement does not, and the performance by the SQL Investor of its obligations under this Agreement and its compliance with any provisions hereof do not and will not, (i) conflict with or violate any law, statute, rule, regulation, order, writ, judgment or decree applicable to the SQL Investor, or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the SQL Investor is a party or by which it is bound.

(b)          The execution and delivery of this Agreement by the SQL Investor does not, and the performance of this Agreement by the SQL Investor will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority by the SQL Investor.

(c)          No other person or entity has any right, directly or indirectly, to vote or control or affect the voting of the SQL Shares.

SECTION 4.       COVENANTS OF THE COMPANY.

The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties hereto enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided in this Agreement.

SECTION 5.      TERMINATION.

This Agreement shall terminate upon the earlier of (i) two years after the Effective Date or (ii) the payment of the Debentures.

SECTION 6.       MISCELLANEOUS.

6.1. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.3. Amendments. This Agreement shall not be subject to modification or amendment in any respect, except by an instrument in writing signed by each of the Parties hereto.

6.4. Governing Law and Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of Florida in all respects as such laws are applied to agreements among Florida residents entered into and performed entirely within Florida, without giving effect to conflict of law principles thereof. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue in Broward County, State of Florida

 6.5. Specific Performance. The Parties acknowledge that money damages may not be an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper to enforce this Agreement or to prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief in appropriate circumstances.

6.6 Transfers and Legends. Each transferee or assignee of any SQL Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an adoption agreement (the “Adoption Agreement”) to be provided by the Company. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement. The Company shall not permit the transfer of the SQL Shares subject to this Agreement on its books or issue a new certificate representing any such SQL Shares unless and until such transferee shall have complied with the terms of this Section 6.6. Each certificate representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be endorsed by the Company with the legend set forth below:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

6.7. Notices. All notices, demands or other communications desired or required to be given by any party to any other party hereto shall be in writing and shall be deemed effectively given upon (a) personal delivery to the party to be notified, (b) upon confirmation of receipt of telecopy or other electronic facsimile transmission, (c) one (1) business day after deposit with a reputable overnight courier, prepaid for priority overnight delivery and addressed as set forth in (d), or (d) five days after deposit with the Postal Service, postage prepaid, and addressed as first set forth above. Notwithstanding the foregoing, each party may designate such other addresses and facsimile numbers to each of the parties as any party shall have designated to the other parties by notice given in the foregoing manner.

6.8. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

6.9. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements with respect to the subject matter hereof.

6.10 Manner of Voting. The voting of SQL Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SAFETY QUICK LIGHTING & FANS CORP.

By:
Name: Rani Kohen
Title: Chairman
By:
Name: James R. Hills
Title: Chief Executive Officer

SQL INVESTOR

By:
Name: